 Exhibit 10.2

THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE (“BLUE SKY LAWS”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS (THROUGH THE AVAILABILITY OF RULE 144 OR OTHER QUALIFIED EXEMPTION TO THE SECURITIES ACT OF 1933, AS AMENDED).

Note No. _______ Original Issue Date: ___________________

$__________PRINCIPAL AMOUNT

8% CONVERTIBLE PROMISSORY NOTE

DUE DECEMBER 31, 2026

FOR VALUE RECEIVED, the undersigned, KAYA HOLDINGS, INC., a Delaware corporation (the “Company”), hereby promises to pay to CVC INTERNATIONAL LTD. (the “Holder”) the principal amount of _________________ and No/100 United States Dollars (US$_____________) and interest, as described herein.

1. Definitions. In addition to the capitalized terms defined elsewhere in this Note, the following terms used in this Note have the meanings indicated as follows:

“Acceleration Provision” means that the Due Date of the Note may be accelerated from the date listed above based on certain terms and conditions as further delineated below.

“Business Day” means any day other than a Saturday, Sunday or any such other day on which banks in Fort Lauderdale, Florida are generally authorized to be open for business.

“Conversion Date” means the date a Conversion Notice is delivered to the Company.

“Conversion Notice” means a written notice in the form attached as Exhibit A hereto.

“Conversion Price” means $0.08 per Share, subject to adjustment as provided for herein.

“Default Rate” means a rate of twelve percent (12%) per annum, or such lesser rate equal to the highest rate permitted by applicable law.

“Interest Rate” means a rate of eight (8%) per annum, or such lesser rate equal to the highest rate permitted by applicable law.

“Maturity Date” means December 31, 2026.

“Note” means this 8% Convertible Promissory Note.

“Original Issue Date” means the date the Principal Amount was received by the Company and is the effective date of the loan evidenced by the Note.

“Person” means any individual or entity.

“Principal and Interest Amount” means the total amount of interest due the Holder of the Note.

“Shares” means shares of the Company’s common stock.

2.       Principal Amount. The principal amount represented by this Note is ___________________ and No/100 United States Dollars (US$___________).

3.       Interest. Interest on the unpaid principal balance of this Note shall accrue at the rate of eight percent (8%) per annum and shall be due and payable together with the he unpaid principal balance shall be payable with interest on the Maturity Date or such earlier date on which this Note shall become due by acceleration or otherwise, provided, however, that any amount of principal on this Note which is not paid when due shall accrued interest at the Default Rate from the date such amount is due until the same is paid.

4.       Seniority, Prepayment; Special Acceleration Provision.

(a)               This Note is the direct obligation of the Company chargeable against all of its property, whatsoever and wheresoever, both present and future, and, if divided into separate Notes, all such Notes shall rank equally and ratably without preference or priority of any of said Notes or any Other Notes (as hereinafter defined) over any others thereof. Further, this Note, together with the Other Notes (ranking pari passu as among themselves), shall be senior to all other indebtedness of the Company not currently designated as such and shall be senior to any new debt or obligations entered into by the Company hereinafter outstanding.

(b)               As used herein, the term “indebtedness” shall mean the principal of and premium, if any, and interest or, on (i) all indebtedness of the Company, whether outstanding on the date of this Note or thereinafter created (A) for money borrowed by the Company: (B) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company; (C) in respect of letters of credit and acceptances issued or made by banks; or (D) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable; and (ii) all deferrals, renewals, extensions and refinancings of, and amendments, modifications, and supplements to, any such indebtedness. “Indebtedness” shall not include trade debt incurred in the ordinary course of business.

(c)               The Note any may be prepaid by the Company, in whole or in part, at any time and from time to time prior to the Maturity Date, provided, however, that the Company (i) is obligated to pay a minimum of six (6) months interest to the Holder; and (ii) shall give the Holder at least ten (10) Business Days’ notice of its intention to make such prepayment, in which case the Holder may exercise the conversion rights set forth in Section 5 at any time prior to the date of such prepayment.

(d)               The Note has a special “Acceleration Provision” upon the Holder delivering notice of intent to accelerate the Note Maturity Date of this Note in the event that (i) Craig Frank is no longer the Chief Executive Officer of the Company; and/or (ii) W. David Jones is no longer retained to provide business consulting services to the Company through BMN Consultants (either through resignation, termination or through determination by the Board of Directors that the respective party is medically incapable of conducting such duties), in which case, the Holder of this Note is entitled to enact the Acceleration Provision by notifying the Company’ in writing of such election. Upon receipt of such valid notice from the Holder by the Company, the Maturity Date shall be accelerated to a date ninety (90) days from receipt by the Company of said notice, at which time the then unpaid principal amount of and accrued but unpaid interest on this Note shall be due and payable.

5.       Conversion into Shares.

(a)               All or any portion of the Principal and Interest Due of this Note shall be convertible into Shares, at the option of the Holder upon seven (7) Business Days’ written notice to the Company. The number of Shares issuable upon any conversion pursuant to this Section 5(a) shall equal the outstanding principal amount of this Note, divided by the Conversion Price in effect on the Conversion Date. The Holder shall effect conversions under this Section 5(a) by delivering to the Company a Conversion Notice in substantially the form of Exhibit A attached hereto (the “Conversion Notice”). If the Holder is converting less than the entire outstanding principal amount of and accrued but unpaid interest on this Note, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a replacement Note evidencing the remaining principal balance of and accrued but unpaid interest on this Note that has not been converted. It is clearly understood that the Original Issue Date of listed above shall be utilized for purposes of determining the effective date of the Note to calculate the holding period of any Shares that issuable upon conversion of this the Note for purposes of Rule 144 under the Securities Act or otherwise.

(b)               Notwithstanding the foregoing or anything to the contrary contained in this Note or any other promissory note outstanding from time to time made by the Company in favor of the Holder or any of its Affiliates (“Other Notes”), no aggregate amount of this Note nor of any of the Other Notes shall be convertible at any one time by the Holder, and the Company shall not effect any conversion of an aggregate amount of this Note nor of any of the Other Notes, where after giving effect to such conversion, the Holder or any of its Affiliates would collectively, beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Company’s issued and outstanding Shares. For purposes of the Note, beneficial ownership (including the definition of “Affiliate”) and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(c)               Notwithstanding the foregoing, the limitation on conversion set forth above is automatically deemed waived with respect to a conversion of this Note in connection with the occurrence of any of the corporate events described in Section 8(h) of this Note.

(d)               The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Shares, solely for the purpose of enabling it to issue Shares as required hereunder, the number of Shares which are then issuable and deliverable upon the conversion of this entire Note (taking into account the adjustments set forth in Section 7), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and non-assessable.

6.       Mechanics of Conversion.

(a)               Upon conversion of this Note, the Company shall, as soon as practical (but in no event later than five (5) Business Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Shares issuable upon such conversion, with such restrictive legends as deemed necessary by the Company. The Holder, or any Person so designated by the Holder to receive Shares, shall be deemed to have become holder of record of such Shares as of the Conversion Date.

(b)         The Holder shall be required to deliver the original Note in order to effect a conversion hereunder. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a new note representing the remaining outstanding principal amount.

(c)               The Company’s obligations to issue and deliver Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Shares.

7.       No Fractional Shares. The Company shall not issue or cause to be issued fractional Shares on conversion of this Note. If any fraction of a Share would, except for the provisions of this

Section 7, be issuable upon conversion of this Note, the number of Shares to be issued will be rounded up to the nearest whole Share.

8.       Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 8:

(a)               Stock Dividends; Stock Splits and Other Recapitalization Events. If the Company, at any time while this Note is outstanding, pays a stock dividend on its Shares or otherwise makes a distribution on any class of capital stock that is payable in Shares or subdivides outstanding Shares into a larger number of Shares, then in each such case the Conversion Price shall be appropriately and equitably adjusted to reflect such event. However, if the Company, at any time while this Note is outstanding, combines its outstanding Shares into a smaller number of shares (a “Reverse Stock Split”), then the Conversion Price shall be the lesser of:

(i)                 the Conversion Price as appropriately and equitably adjusted to reflect the ratio of the Reverse Stock Split and as may be adjusted from time-to-time pursuant to Sections 8(c) and 8(d) below, or as otherwise may be mutually agreed to; or

(ii)              fifty percent (50%) of the average of the closing price of the Company’s common stock as reported on Yahoo Finance, Historical Price Data for the twenty (20) trading days immediately following the commencement of trading in the Company’s stock as adjusted for the Reverse Stock Split (the “Twenty Day Post-Split Closing Price Average”).

For example, if the Conversion Price effective prior to a Reverse Stock Split is $0.01 per Share and the Company effects a one-for-ten Reverse Stock Split, then the Conversion Price would be initially adjusted to $0.10 per Share. If the Twenty Day Post-Split Closing Price Average is $.25 per Share, then the Conversion Price would remain at $0.10 per Share. However, if the Twenty Day Post-Split Closing Price Average is $.05 per Share, then the Conversion Price would be further adjusted to $0.05 per Share.

Any adjustment made pursuant to the first sentence of this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to the second sentence of this Section 8(a) shall become effective immediately after the effective date of such subdivision or combination.

(iii)            Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Shares entitled to receive a dividend or other distribution payable in other than Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of Shares receivable thereon, the number of securities of the Company or other issuer (as applicable) which they would have received had this Note been converted into Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Note, provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this Section 8(b) as of the time of actual payment of such dividends or distributions.

(iv)             Adjustments for Reclassification, Exchange or Substitution. If the Shares issuable upon conversion of this Note at any time or from time to time after the date hereof shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in this Section 8), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)               Adjustments for Other Transactions by the Company. In the event that the Company completes an issuance or sale of common stock of the Company at a price lower than the Conversion Price any time before this Note is repaid or converted into common stock of the Company (whether via an acquisition transaction, debt conversion, a bona fide public offering, or a sale of restricted stock or any other form of exemption available to the Company) then the Exercise Price of the option shall be adjusted to that price for the remaining term of the Note. Additionally, in the event that the Company completes an issuance or sale of debt, preferred stock or other securities. (the “Other Debt or Securities”), then the Payee shall have the right to convert the Note into the Other Debt or Securities using the unpaid principal balance of and accrued but unpaid interest of this Note outstanding at that time.

(vi)             Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Shares outstanding at any given time shall not include Shares owned or held by or for the account of the Company.

(vii)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

(viii)        No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

(ix)             Notice of Corporate Event(s). If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Shares, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company; (ii) authorizes or approves, enters into any agreement contemplating, or solicits shareholder approval for, any merger, consolidation or similar transaction in which the Company is not the surviving entity; (iii ) enters into a transaction that involve s the buyback/repurchase of the Company’ s Shares, taking the Company “private,” a tender offer for the Company’s Shares by another entity or individual(s) or other such action; or (iv) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company (each, a “Corporate Event”), then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty-one (21) Business Days prior to the applicable record or effective date on which a Person would need to hold Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

Notwithstanding the above paragraph, in the event that a Corporate Event as described above occurs and the Holder has not elected to convert this Note or did not respond to the Notice of Corporate Event , the Company must deliver Notice of such event to the Holder and allow the Holder thirty (30) calendar days to serve Notice of Conversion to the Company to convert any and the unpaid principal balance of and accrued but unpaid interest on this Note into Shares in order to allow the Holder to participate in the Corporate Event on an equitable basis with all other shareholders.

(x)               Adjustments of Conversion Price for Market Fluctuations. If the Holder elects to receive Shares of the Company’s common stock in satisfaction of the subject repayment according to the conversion provisions hereof and the average closing price per Share of the Company’s common stock for the twenty (20) trading days immediately preceding the date of the Company’s receipt of the Holder’s Conversion Notice is equal to or less than less than $0.16 per Share, the Conversion Price for the shares shall be adjusted to the lesser of: fifty percent (50%) of the average closing price of the Company’s common stock for the twenty (20) trading days immediately preceding the date of the Company’s receipt of the Holder’s Election Notice reflecting such election or as otherwise may be mutually agreed to, but in any event not less than $.02 per Share, but in no event shall exceed $.08 per Share.

For avoidance of doubt, the following examples apply:

(i)                 If the Company’s Shares of common stock were to have traded at an average closing price of $.03 per Share as reported on Yahoo Finance, Historical Price Data for the twenty (20) trading days immediately preceding the date of the Company’s receipt from the Holder of a Conversion Notice, then the Holder would be entitled to receive such number of Shares of the Company’s common stock based on a Conversion Price of $0.02 per Share.

(ii)              If the Company’s Shares of common stock were to have traded at an average closing price of $.08 per share as reported on Yahoo Finance, Historical Price Data for the twenty (20) trading days immediately preceding the date of the Company’s receipt from the Holder of the Conversion Notice, then the Holder would be entitled to receive such number of Shares of the Company’s common stock based on a Conversion Price of valued at $0.04 per Share.

(iii)            If the Company’s Shares of common stock were to have traded at an average closing price of $0.12 per Share as reported on Yahoo Finance, Historical Price Data for the twenty (20) trading days immediately preceding the date of the Company’s receipt from the Holder of the Conversion Notice, then the Holder would be entitled to receive such number of Shares of the Company’s common stock based on a Conversion Price of $.06 per Share.

(iv)             If the Company’s Shares of common stock were to have traded at an average closing price of $0.20 per Share as reported on Yahoo Finance, Historical Price Data for the twenty (20) trading days immediately preceding the date of the Company’s receipt from the Holder of the Conversion Notice, then the Holder would be entitled to receive such number of shares of the Company’s common stock based on a Conversion Price of $.08 per Share.

(xi)             One Time Conversion Price Adjustment. Notwithstanding anything contained elsewhere in the Note, the Company has agreed to extend to the Holder a One Time Conversion Price Adjustment (the “CVC One Time Adjustment”) of $0.02 per Share for the first $1,000,000 in unpaid principal balance or accrued but unpaid interest converted by the Holder, after July 31, 2024.

9.       Notices. All notices and other communications required or permitted hereunder to be given to a party to this Note shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company: Kaya Holdings, Inc.

Craig Frank, CEO

915 Middle River Drive #316

Fort Lauderdale, FL 33304

Email: craig@kayaholdings.com

with copy to wdavejones1@icloud.com

and dale.bergman@gbbpl.com

if to the Holder: CVC International Ltd.

Athena Tower,

6th Floor,

71 Fort Street,

P.O. Box 1569,

Grand Cayman KY1-1110,

Cayman Islands

Attention: David M.L. Roberts

Email:david@caymanmanagement.ky and

roberts@candw.ky

with copy to wdavejones1@icloud.com

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9 shall be effective upon the earlier of: (i) if mailed, five (5) Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one (1) Business Day after having been dispatched; (iv) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first (1st) Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

10.       Default and Remedies. An “Event of Default” under this Note shall mean the occurrence of any of the following events:

(a)                If the Company shall fail to make within ten (10) Business Days when due the payment of the principal amount as required by this Note, whether at the due date thereof or by acceleration thereof or otherwise; or

(b)               The Company shall fail to observe or perform any covenant or agreement contained in this Note which failure is not cured, if possible to cure, within twenty (20) Business Days after notice to the Company of such default sent by the Holder and it is determined by a court of law with jurisdiction over this Note pursuant to Section 13(g) below; or

(c)                The commencement by the Company of any bankruptcy, insolvency, receivership or similar proceedings under any federal or applicable state law; or the commencement against the Company of any bankruptcy, insolvency, receivership or similar proceeding under any federal or applicable state law by creditors of the Company or other similar law of any jurisdiction, provided, that such proceeding shall not be deemed an Event of Default if such proceeding is dismissed within ninety (90) days of commencement; or

(d)               The Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Shares.

Upon and during the continuation of an Event of Default, the Holder may declare the outstanding principal amount, immediately due and payable, and such amount shall be collectible immediately or at any time after such Event of Default. The rights and remedies provided by this Note shall be cumulative, and shall be in addition to, and not exclusive of, any other rights and remedies available at law or in equity.

11.       Covenants of Company.

The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

(a)                promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

(b)               do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

(c)                at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

(d)               keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations; and

(e)                at all times, keep true and correct books, records and accounts.

12.       Usury Laws. It is the intention of the Company and the Holder to conform strictly to all applicable usury laws now or hereafter in force shall be subject to reduction to an amount that is the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the principal amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount, or if this Note has been repaid, then such excess shall be rebated to the Company.

13.       Miscellaneous.

(a)               Any amendment hereto or waiver of any provision hereof must be in writing and signed by both the Company and the Holder.

(b)               Wherever in this Note reference is made to the Company or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and permitted assigns, and the provisions of this Note shall be binding upon and shall inure to the benefit of such successors and permitted assigns.

(c)               The captions of the Sections of this Note are inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Note.

(d)               The Holder, by acceptance of this Note, hereby represents and warrants that this Note has been acquired by the Holder for investment only and not for resale or distribution hereof. The Holder, by acceptance of this Note, further understands, covenants and agrees that the Company is under no obligation and has made no commitment to provide for registration of this Note or Shares issuable upon conversion of this Note under the Securities Act or applicable state securities laws.

(e)               The Company waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

(f)                This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

(g)               Each of the Company and the Holder hereby: (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of Florida and the courts of the State of Florida located in Broward County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(h)               In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

(i)                 No delay in the exercise of any right or remedy of any party hereto shall operate as a waiver thereof, and no single or partial exercise of any such right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

(j)                 It is expressly understood and agreed by the parties hereto that if it is necessary to enforce payment of this Note through the engagement or efforts of an attorney or by suit, the Company shall pay reasonable attorneys’ fees, expenses of counsel, and other costs of collection actually incurred by the Holder.

(k)               Subject to the legend at the top of this Note, this Note may be assigned, transferred or sold, or pledged, or hypothecated or otherwise granted as security by the Holder.

IN WITNESS WHEREOF, the Company has executed, acknowledged and delivered this Note as of the day and year first set forth above.

KAYA HOLDINGS, INC.

By: ___________________________

Craig Frank, CEO

ACKNOWLEDGED AND AGREED TO:

THE HOLDER:

CVC INTERNATIONAL LTD.

By:

Name:

Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

The undersigned hereby elects to convert the principal amount and accrued by unpaid interest on the 8% Convertible Promissory Note due December 31, 2026, to which this Conversion Notice is attached (the “Note”) into shares of Kaya Holding Inc. common stock, in accordance with the terms and conditions of the Note.

(Principal Amount and Accrued but Unpaid Interest)

Amount to be Converted

Conversion Price

Number of Shares to be Issued Upon Conversion

Print Name of the Holder

Signature of the Holder

Date